Exhibit 10.12

FORM OF

VONTIER CORPORATION

2020 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Vontier Corporation 2020 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, including any special terms and conditions for the Optionee’s country set forth in the addendum attached thereto as Addendum A (the “Addendum”) (collectively, the “Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name: Participant Name

Optionee ID: Participant ID

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and the Agreement, as follows:

Date of Grant	Grant Date

Exercise Price per Share	$ Grant Price

Total Number of Shares Granted	Number of Awards Granted

Type of Option	Nonstatutory Stock Option

Expiration Date	Tenth anniversary of Date of Grant

Vesting Schedule:	Vesting Schedule

Time-Based Vesting Criteria	Options granted hereby will vest pursuant to the Vesting Schedule noted above

II.	AGREEMENT

1.        Grant of Option. Vontier Corporation (the “Company”) hereby grants to the Optionee named in this Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Agreement and the Plan, which are incorporated herein by reference. Except as set forth in Section 2(c) below, in the event of a conflict between the terms and conditions of the Plan and the Agreement, the terms and conditions of the Plan shall prevail.

2.        Vesting.

(a)    Vesting Schedule. Except as may otherwise be set forth in the Agreement or in the Plan, Options awarded to the Optionee shall not vest unless the Optionee continues to be actively employed with, or actively providing services to, the Company or an Eligible Subsidiary for the periods required to satisfy the time-based vesting criteria (“Time-Based Vesting Criteria”) applicable to such Options. The Time-Based Vesting Criteria applicable to an Option are referred to as “Vesting Conditions,” and the earliest date upon which all Vesting Conditions are satisfied is referred to as the “Vesting Date.” The Vesting Conditions for an Option received by the Optionee shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Optionee by an external third party administrator of the Option awards. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law the Committee shall have discretion to provide that the vesting of the Options shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Optionee returns to active employment prior to the Expiration Date of the Options.

(b)    Addendum. The provisions of Addendum A are incorporated by reference herein and made a part of the Agreement, and to the extent any provision in Addendum A conflicts with any provision set forth elsewhere in the Agreement (including without limitation any provisions relating to Retirement), the Addendum A provision shall control.

(c)    Fractional Shares. The Company will not issue fractional Shares upon the exercise of an Option. Any fractional Share will be rounded up and issued to the Optionee in a whole Share.

3.        Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and the Agreement.

(b)    Method and Time of Exercise. This Option shall be exercisable by any method permitted by the Plan and the Agreement that is made available from time to time by the external third party administrator of the Option awards. An exercise may be made with respect to whole Shares only, and not for a fraction of a Share. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Optionee to take any reasonable action in order to comply with any such rules or regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

(c) Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon exercise of an Option, the Committee may require that the Optionee agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Option are registered under the Securities Act. The Committee may also require the Optionee to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Optionee acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.

(d) Automatic Exercise Upon Expiration Date. Notwithstanding any other provision of the Agreement (other than this Section), on the last trading day on which all or a portion of the outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a Share exceeds the per Share Exercise Price of the Option by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Optionee will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section. In the event of an automatic exercise pursuant to this Section, the Company will reduce the number of Shares issued to the Optionee upon such automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Optionee’s Exercise Price obligation for the Auto-Exercise Eligible Option, and (2) the minimum, applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance contribution withholding requirements arising upon the automatic exercise in accordance with the procedures of Section 6(f) of the Plan (unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Shares as of the close of trading on the date of exercise. The Optionee may notify the Plan record-keeper in writing in advance that the Optionee does not wish for the Auto-Exercise Eligible Option to be exercised. This Section shall not apply to the Option to the extent that this Section causes the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.

4.        Method of Payment. Unless the Committee consents otherwise, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)    cash, delivered to the external third party administrator of the Option awards in any methodology permitted by such third party administrator;

(b)    payment under a cashless exercise program approved by the Company or through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a licensed broker acceptable to the Company and acting as agent for the Optionee to effect the immediate sale of some or all of the purchased Shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written direction to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(c)    surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares.

5.        Termination of Employment.

(a)    General. In the event the Optionee’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement or Full Retirement) all unvested Options shall be automatically forfeited by the Optionee as of the date of termination and Optionee’s right to receive Options under the Plan shall also terminate as of the date of termination. For purposes of this Option, the Optionee’s employment will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or an Eligible Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment or service agreement, if any). The Committee shall have discretion to determine whether the Optionee has ceased to be actively employed by (or, if the Optionee is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Optionee’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include any contractual notice period, a period of “garden leave”, paid administrative leave or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment or service agreement, if any) and in the event of an Optionee’s termination of employment (whether or not in breach of applicable labor laws), Optionee’s right to exercise any Option after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under employment laws in the jurisdiction where the Optionee is employed or terms of the Optionee’s employment or service agreement, if any. Unless the Committee provides otherwise (1) termination of the Optionee’s employment will include instances in which the Optionee is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Optionee’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Optionee’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.

(b)    General Post-Termination Exercise Period. In the event the Optionee’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Disability, Early Retirement, Enhanced Retirement, Full Retirement or Gross Misconduct), whether or not in breach of applicable labor laws, the Optionee shall have a period of 90 days, commencing with the date the Optionee is no longer actively employed, to exercise the vested portion of any outstanding Options, subject to the Expiration Date of the Option. However, if the exercise of an Option following the Optionee’s termination of employment (to the extent such post-termination exercise is permitted under Section 12(a) of the Plan) is not covered by an effective registration statement on file with the U.S. Securities and Exchange Commission, then the Option will terminate upon the later of (i) thirty (30) days after such exercise becomes covered by an effective registration statement, (ii) in the event that a sale of Shares would subject the Optionee to liability under Section 16(b) of the Exchange Act, thirty (30) days after the last date on which such sale would result in liability, or (iii) the end of the original post-termination exercise period, but in no event may an Option be exercised after the Expiration Date of the Option.

(c)    Death. Upon the Optionee’s death prior to termination of employment, all unexpired Options shall become fully exercisable and may be exercised for a period of twelve (12) months thereafter (subject to the Expiration Date of the Option) by the personal representative of the Optionee’s estate or any other person to whom the Option is transferred under a will or under the applicable laws of descent and distribution.

(d)    Disability. In the event the Optionee’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Disability, all unvested Options shall be automatically forfeited by the Optionee as of the date of termination and the Optionee shall have until the first anniversary of the Optionee’s termination of employment for Disability (subject to the Expiration Date of the Option) to exercise the vested portion of any outstanding Options.

(e)    Early Retirement. In the event the Optionee’s active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Early Retirement, and the Date of Grant of this Option precedes the Optionee’s Early Retirement date by at least six (6) months, then the Optionee shall continue to vest in a pro-rata portion of each Tranche (a “Tranche” consisting of all portions of the Option as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date) that is unvested as of the date of the Optionee’s Early Retirement, and such Options together with any Options that are vested as of the Optionee’s Early Retirement date shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Early Retirement date (or if earlier, the Expiration Date of the Option). Such pro-rata portion of each Tranche that shall continue vesting shall be determined by multiplying (1) the total number of Options in such Tranche by (2) the quotient of (A) the number of full or partial months worked by the Optionee from the Date of Grant to the Early Retirement date, divided by (B) the total number of months in the original time-based vesting schedule of the Tranche (the “Retirement Proration Quotient”), provided that the Retirement Proration Quotient shall never be greater than 1.0. If the Date of Grant of this Option does not precede the Optionee’s Early Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 5, as applicable. “Early Retirement” shall mean the Optionee’s voluntary termination of employment on or after attainment of age fifty-five (55) at a time when the Optionee’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to sixty-five (65).

(f)     Enhanced Retirement. In the event the Optionee’s active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Enhanced Retirement, and the Date of Grant of this Option precedes the Optionee’s Enhanced Retirement date by at least six (6) months, then the Optionee shall become vested in a pro-rata portion of each Tranche that is unvested as of the Enhanced Retirement date. Such pro-rata portion of each Tranche that shall continue vesting shall be determined by multiplying (1) the total number of Options in such Tranche by (2) the Retirement Proration Quotient assuming for purposes of such formula that the Optionee’s termination of employment occurred on the one year anniversary of the Optionee’s Enhanced Retirement date, provided that the Retirement Proration Quotient shall never be greater than 1.0. “Enhanced Retirement” shall mean the Optionee’s voluntary termination of employment on or after attainment of age sixty (60) at a time when the sum of the Optionee’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to seventy (70).

(g)    Full Retirement. In the event the Optionee’s active employment or other active service-providing relationship with the Company or Eligible Subsidiary terminates as a result of Full Retirement, and the Date of Grant of this Option precedes the Optionee’s Full Retirement date by at least six (6) months, then the Optionee’s unvested Options will continue to vest and such Options together with any Options that are vested as of the Optionee’s Full Retirement date shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Full Retirement date (or if earlier, the Expiration Date of the Option). If the Date of Grant of this Option does not precede the Optionee’s Full Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 5, as applicable. “Full Retirement” shall mean the Optionee’s voluntary termination of employment, either (1) on or after attainment of age sixty-two (62) at a time when the sum of the Optionee’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to eighty (80) or (2) Normal Retirement.

(h)    Gross Misconduct. If the Optionee’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Optionee’s unexercised Options shall terminate immediately as of the time of termination, without consideration. The Optionee acknowledges and agrees that the Optionee’s termination of employment shall also be deemed to be a termination of employment by reason of the Optionee’s Gross Misconduct if, after the Optionee’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.

(i)    Violation of Post-Employment Covenant. To the extent that any of the Optionee’s Options remain outstanding under the terms of the Plan or the Agreement after termination of the Optionee’s employment or service with the Company or an Eligible Subsidiary, such Options shall nevertheless expire as of the date the Optionee violates any covenant not to compete or other post-employment covenant that exists between the Optionee on the one hand and the Company or any subsidiary of the Company, on the other hand.

(j)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Optionee’s outstanding Options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the Options, or the substitution for such Options of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

6.        Non-Transferability of Option; Term of Option.

(a)    Unless the Committee determines otherwise in advance in writing, this Option may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee and/or by his or her duly appointed guardian. The terms of the Plan and the Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Optionee.

(b)    Notwithstanding any other term in the Agreement, the Option may be exercised only prior to the Expiration Date set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of the Agreement.

7.        Amendment of Option or Plan.

(a)    The Plan and the Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. The Optionee expressly warrants that he or she is not accepting the Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or any Option in any respect at any time; provided, however, that modifications to the Agreement or the Plan that materially and adversely affect the Optionee’s rights hereunder can be made only in an express written contract signed by the Company and the Optionee. Notwithstanding anything to the contrary in the Plan or the Agreement, the Company reserves the right to revise the Agreement and the Optionee’s rights under outstanding Options as it deems necessary or advisable, in its sole discretion and without the consent of the Optionee, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this award of Options.

(b) The Optionee acknowledges and agrees that if the Optionee changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion (1) reduce or eliminate the Optionee’s unvested Options, and/or (2) extend any vesting schedule to one or more dates that occur on or before the Expiration Date.

8.        Responsibility for Taxes.

(a)     Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Optionee (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (“Tax Related Items”), the Optionee acknowledges that the ultimate liability for all Tax Related Items associated with the Option is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Related Items. Further, if the Optionee is subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related Items in more than one jurisdiction.

Prior to the relevant taxable event, the Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Optionee authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Optionee (with respect to the Option granted hereunder as well as any equity awards previously received by the Optionee under any Company stock plan) by one or a combination of the following: (i) requiring the Optionee to pay Tax Related Items in cash with a cashier’s check or certified check or by wire transfer of immediately available funds; (ii) withholding cash from the Optionee’s wages or other compensation payable to the Optionee by the Company and/or the Employer; (iii) accepting from the Optionee the delivery of unencumbered Shares; (iv) withholding from the proceeds of a broker-dealer sale and remittance procedure as described in Section 4(b) above; (v) withholding in Shares otherwise issuable to the Optionee, provided that the Company withholds only the amount of Shares necessary to satisfy the statutory withholding amount (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) using the Fair Market Value of the Shares on the date of the relevant taxable event; or (vi) any method determined by the Committee to be in compliance with applicable laws.

Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in the Optionee’s jurisdiction, in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full member of Shares issued upon exercise of the Option, notwithstanding that a member of the Shares is held back solely for the purpose of paying the Tax Related Items.

The Optionee agrees to pay to the Company or the Employer any amount of Tax Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver to the Optionee any Shares or proceeds from the sale of Shares, if the Optionee fails to comply with his or her obligations in connection with the Tax Related Items.

(b)    Code Section 409A. The intent of the parties is that payments and benefits under the Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Optionee shall not be considered to have separated from service with the Company for purposes of the Agreement and no payment shall be due to the Optionee under the Agreement on account of a separation from service until the Optionee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in the Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Optionee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

9.        Nature of Grant. In accepting the Option, the Optionee acknowledges and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the award of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options or other equity awards, even if options have been granted in the past;

(c)    all decisions with respect to future equity awards, if any, will be at the sole discretion of the Company;

(d)    the Optionee’s participation in the Plan is voluntary;

(e)    the Option and any Shares acquired under the Plan, and the income from and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Optionee’s employment or service contract, if any;

(f)    the Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(g)    the Option and any Shares acquired under the Plan, and the income from and value of same, is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(h)    unless otherwise agreed with the Company, the Option and any Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service Optionee may provide as a director of any Subsidiary;

(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    if the Shares do not increase in value, the Option will have no value;

(k)    if the Optionee exercises the Option and obtains Shares, the value of the Shares obtained upon exercise may increase or decrease in value, even below the Exercise Price;

(l)     in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Optionee’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not later to found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment or service agreement, if any);

(m)    neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the U.S. Dollar that may affect the value of this Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise;

(n)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan or the Optionee’s acquisition or sale of the underlying Shares; and

(o)    the Optionee should consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.

10.        Rights as Shareholder. Until all requirements for exercise of the Option pursuant to the terms of the Agreement and the Plan have been satisfied, the Optionee shall not be deemed to be a shareholder or to have any of the rights of a shareholder with respect to any Shares.

11.        No Employment Contract. Nothing in the Plan or the Agreement constitutes an employment contract between the Company and the Optionee and the Agreement shall not confer upon the Optionee any right to continuation of employment or service with the Company or any of its Subsidiaries, nor shall the Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Optionee’s employment or service at any time, with or without cause (subject to any employment agreement the Optionee may otherwise have with the Company or a Subsidiary thereof and/or applicable law).

12.        Board Authority. The Board and/or the Committee shall have the power to interpret the Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any Options have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether optionees are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement.

13.        Headings. The captions used in the Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the Option for construction and interpretation.

14.        Electronic Delivery.

(a)    If the Optionee executes the Agreement electronically, for the avoidance of doubt, the Optionee acknowledges and agrees that his or her execution of the Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Optionee acknowledges that upon request of the Company he or she shall also provide an executed paper form of the Agreement.

(b)    If the Optionee executes the Agreement in paper form, for the avoidance of doubt, the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.

(c)    If the Optionee executes the Agreement multiple times (for example, if the Optionee first executes the Agreement in electronic form and subsequently executes the Agreement in paper form), the Optionee acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, the Agreement only evidences a single grant of Options relating to the number of Shares set forth in the Notice of Stock Option Grant and (ii) the Agreement shall be effective as of the earliest execution of the Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of the Agreement as of the time of original execution.

(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the Option, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Optionee pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing the Agreement, the Optionee hereby consents to receive such documents by electronic delivery. At the Optionee’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Optionee.

15.         Data Privacy Notice and Consent.

(a) By accepting the Option, the Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in the Agreement by and among, as applicable, the Employer, the Company and its other Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

(b) The Optionee understands that the Company, the Employer and other Subsidiaries may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, email address, date of birth, social security number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

(c) The Optionee understands that Data will be transferred to Fidelity Stock Plan Services LLC, or such other stock plan service provider as may be selected by the Company in the future, which assist in the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g. the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that if he or she resides outside the United States, the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, Fidelity Stock Plan Services LLC and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Option may be deposited. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that if the Optionee resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Optionee’s local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, the Optionee’s employment status with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing the Optionee’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

(d) Upon request of the Company or the Employer, the Optionee agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Optionee for the purpose of administering the Optionee’s participation in the Plan in compliance with the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands and agrees that he or she will not be able to participate in the Plan if the Optionee fails to provide any such consent or agreement requested by the Company and/or the Employer.

16.        Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the Option or hereunder, or the rights, duties or liabilities created hereby.

17.        Agreement Severable. In the event that any provision of the Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

18.        Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern the Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the Option, the Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, the Agreement or the Option must be commenced by the Optionee within twelve (12) months of the earliest date on which the Optionee’s claim first arises, or the Optionee’s cause of action accrues, or such claim will be deemed waived by the Optionee.

19.        Language. If the Optionee has received the Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.

20.        Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.        Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Optionee or any other participant.

22.        Insider Trading/Market Abuse Laws. The Optionee acknowledges that, depending on the Optionee’s or the Optionee’s broker’s country of residence or where the Company Shares are listed, the Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Company Shares or exercise Options or rights linked to the value of the Shares (e.g., phantom awards, futures) during such times as the Optionee is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Optionee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment or orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Optionee should consult with his or her own personal legal and financial advisors on this matter.

23.        Foreign Asset/Account Reporting and Exchange Controls: The Optionee’s country may have certain exchange controls and/or foreign asset/account reporting requirements which may affect the Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares or sale proceeds resulting from the sale of Shares) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Optionee may be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to the Optionee’s country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to comply with any applicable regulations, and that the Optionee should speak to his or her personal advisor on this matter.

24.        Addendum. Notwithstanding any provisions of the Agreement, the Option and any Shares acquired under the Plan shall be subject to any special terms and conditions for the Optionee’s country of employment and country of residence, if different, as set forth in Addendum A. Moreover, if the Optionee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Option (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). The Addendum constitutes part of the Agreement.

25.        Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26.        Recoupment. The Options granted pursuant to the Agreement are subject to the terms of any compensation recoupment policy that may be adopted by the Company and in effect from time to time (the “Policy”) if and to the extent such Policy by its terms applies to the Options, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Optionee expressly and explicitly authorizes the Company to issue instructions, on the Optionee’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Optionee’s Shares and other amounts acquired pursuant to the Optionee’s Options, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.

27.        Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Optionee regarding certain events relating to awards that the Optionee may have received or may in the future receive under the Plan, such as notices reminding the Optionee of the vesting or expiration date of certain awards. The Optionee acknowledges and agrees that (1) the Company has no obligation (whether pursuant to the Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Optionee the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Optionee has no right whatsoever (whether pursuant to the Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Optionee as a result of the Company’s failure to provide any such notices or the Optionee’s failure to receive any such notices.

28.        Consent and Agreement With Respect to Plan. The Optionee (a) acknowledges that the Plan and the prospectus relating thereto are available to the Optionee on the website maintained by the Company’s third party stock plan administrator; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing the Agreement and fully understands all provisions of the Agreement and the Plan; (c) accepts this Option subject to all of the terms and provisions thereof; (d) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2020 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of the Agreement), and consents and agrees that all options and restricted stock units, if any, held by the Optionee that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of the Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (e) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

OPTIONEE

Electronic Signature
Signature

Optionee Name
Print Name

ADDENDUM A

VONTIER CORPORATION

2020 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Addendum includes special terms and conditions that govern the Option granted to the Optionee if the Optionee resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Notice of Stock Option Grant, the Agreement or the Plan.

This Addendum also incldues information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of [●]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells Shares acquired under the Plan.

In addition, this Addendum is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country apply to the Optionee’s specific situation.

If the Optionee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Optionee is currently residing and/or working, or if the Optionee transfers employment and/or residency to another country after the grant of the Option, the information contained herein may not be applicable to the Optionee in the same manner.

OPTIONEES IN THE EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)

1.        Data Privacy. If the Optionee resides and/or is employed in the EU / EEA, the following provision replaces Section 15 of the Agreement:

The Company is located at 6920 Seaway Blvd, Everett, Washington 98203, United States of America and grants Options under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Optionee should review the following information about the Company’s data processing practices.

(a)    Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Optionee; specifically, including the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number or other number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer. In granting the Options under the Plan, the Company will collect the Optionee’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company collects, processes and uses the Optionee’s personal data pursuant to the Company’s legitimate interest of managing the Plan and generally administering employee equity awards and to satisfy its contractual obligations under the terms of the Agreement. The Optionee’s refusal to provide personal data may affect the Optionee’s ability to participate in the Plan. As such, by participating in the Plan, the Optionee voluntarily acknowledges the collection, processing and use, of the Optionee’s personal data as described herein.

(b)    Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Optionee’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Optionee to receive and trade Shares acquired under the Plan. The Optionee will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Optionee’s ability to participate in the Plan.

(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Optionee if the Optionee’s personal data is transferred to the United States. Where a legally recognized safeguard is required in order to transfer Optionee’s Data outside of its originating territory, the Company will rely on standard contractual clauses adopted and approved by the European Commission or other governing body with competent jurisdiction. Where no such clauses are in place between the exporting and importing entities, then the transfer shall be a necessary restricted transfer in connection with the performance of a contract to which the data subject is a party.

(d)    Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Optionee’s personal data, the Company will remove it from its systems. If the Company keeps the Optionee’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)    Data Subjects Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s country of residence. For example, the Optionee’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Optionee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Optionee’s personal data. To receive clarification regarding the Optionee’s rights or to exercise his or her rights, the Optionee can consult his or her employing entity’s Staff-Facing Privacy Notice or contact his or her local human resources representative.

OPTIONEES IN AUSTRALIA, CZECH REPUBLIC, GERMANY, HUNGARY, IRELAND, NEW ZEALAND, SLOVAKIA AND THE UNITED KINGDOM

Sections 5(e) and (f) of the Agreement, (Early Retirement, Enhanced Retirement and Full Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Australia, the Czech Republic, Germany, Hungary, Ireland, New Zealand, Slovakia or the United Kingdom. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement, Enhanced Retirement and Full Retirement to the contrary.

OPTIONEES IN AUSTRIA, BELGIUM, DENMARK, FRANCE, ITALY, THE NETHERLANDS, SPAIN AND SWEDEN

Section 5(e) of the Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Austria, Belgium, Denmark, France, Italy, the Netherlands, Spain or Sweden (collectively, the “Statutory Retirement Age Countries”). Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.

For purposes of applying the Plan and Section 5(f) of the Agreement (regarding Normal Retirement) to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in any of the Statutory Retirement Age Countries, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in the jurisdiction in which the Optionee is on permanent, non-temporary assignment as of the Date of Grant. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in such jurisdiction.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than in the jurisdiction in which the Optionee was on permanent, non-temporary assignment as of the Date of Grant, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to the Optionee the retirement provisions of the Agreement that are applicable in such other jurisdiction.

OPTIONEES IN CHINA AND ITALY

Method of Exercise

The Optionee acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, the Optionees residing in mainland China and Italy will be restricted to the cashless sell-all method of exercise with respect to their Options. To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the broker to: (i) sell all of the purchased Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax Related Items; and (iii) remit the balance in cash to the Optionee. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment deemed appropriate by the Company.

OPTIONEES IN ARGENTINA

Securities Law Notice

The Optionee understands that neither the grant of the Option nor the purchase of Shares constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the Option is a private placement and the underlying Shares are not listed on any stock exchange in Argentina.

Foreign Asset/Account Reporting Information

If the Optionee holds Shares as of December 31 of any year, the Optionee is required to report the holding of Shares on his or her personal tax return for the relevant year.

OPTIONEES IN AUSTRALIA

Tax Information

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Compliance with Australia Securities Laws

The offer of the Option is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document for the offer of the Option to Australian Resident Employees incorporated herein.

Exchange Control Notice

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Optionee. If there is no Australian bank involved in the transfer, the Optionee will be responsible for filing the report.

*****

OFFER DOCUMENT

VONTIER CORPORATION

2020 STOCK INCENTIVE PLAN

OFFER OF STOCK OPTIONS

TO AUSTRALIAN RESIDENT EMPLOYEES

Investment in Shares (as defined herein) and rights to receive Shares involves a degree of risk. Employees who participate in the Plan (as defined herein) should monitor their participation and consider all risk factors relevant to the acquisition of Shares and rights to receive Shares under the Plan as set out in this Offer Document and the Additional Documents (as defined herein).

The information or advice contained in this Offer Document and the Additional Documents is general information. It is not information or advice specific to your particular circumstances and does not take into account your objectives, financial situation or needs.

Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) (or equivalent regulatory body in your jurisdiction) to give advice about participation in the Plan.

OFFER OF STOCK OPTIONS TO AUSTRALIAN RESIDENT EMPLOYEES

VONTIER CORPORATION

2020 STOCK INCENTIVE PLAN

We are pleased to provide you with this offer to participate in the Vontier Corporation 2020 Stock Incentive Plan, as amended from time to time (the “Plan”). This Offer Document sets forth information about the grant of Stock Options (“Options”) under the Plan over shares of Common Stock (“Shares”) of Vontier Corporation (the “Company”) for Australian resident employees of the Company and any Subsidiaries.

The Company has adopted the Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors, and Consultants, and to promote the success of the Company’s business.

Any capitalized term used but not defined herein shall have the meaning given to such term in the Plan.

1.	OFFER OF OPTIONS

This is an offer made by the Company under the Plan to selected eligible employees of the Company’s Australian Subsidiary(ies) to receive Options, as may be granted from time to time under the Plan.

2.	TERMS OF GRANT

The specific terms of your Option are set forth in your Stock Option Agreement (“Grant Agreement”) and incorporates the rules of the Plan. By accepting a grant of Options you will be bound by the rules of the Grant Agreement and the Plan.

3.	ADDITIONAL DOCUMENTS

In addition to the information set out in this Offer Document, you are being provided with copies of the following documents:

(a)	the Plan;

(b)	the Grant Agreement; and

(c)	the 2020 Stock Incentive Plan Prospectus

(collectively, the “Additional Documents”).

The Plan and the Grant Agreement set out, among other details, key features of the Option and the consequences of a change in the nature or status of your employment.

The Additional Documents provide further information to assist you in making informed investment decisions in relation to your participation in the Plan. Neither the Plan nor the Grant Agreement is a prospectus for the purposes of the Corporations Act 2001.

4.	RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this offer. You should rely only upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5.	ELIGIBILITY

You are eligible to participate under the Plan if, at the time of the offer, you are an Australian resident employee of the Company or any Australian Subsidiary and meet the eligibility requirements established under the Plan.

6.	ACCEPTANCE AN AWARD

The Grant Agreement sets forth additional terms and conditions of the Options and what, if anything you must do to accept the Options.

7.	WHAT IS AN OPTION?

An Option granted pursuant to the Plan gives its holder the right (but not the obligation) to purchase a specified number of the Company’s Shares at a price fixed on the Date of Grant.

8.	DO I HAVE TO PAY ANY MONEY TO RECEIVE THE OPTIONS?

You pay no monetary consideration to receive the Options. However, you will have to pay an exercise price to receive Shares upon exercise of your Options.

9.	WHEN CAN I EXERCISE MY OPTION?

Subject to the limitations specified in the Plan, your Grant Agreement will set forth the vesting provisions applicable to your Option. Once you become vested in your Option, you may exercise it and purchase Shares in accordance with the terms of your Grant Agreement and the Plan.

10.	WHAT IS THE EXERCISE PRICE OF MY OPTIONS?

The exercise price for your Options is set out on the Grant Agreement. The exercise price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar amount required to exercise your Options and acquire Shares will be that amount which, when converted into U.S. dollars on the date of exercise, equals the exercise price. The Australian dollar equivalent of the exercise price will change with fluctuations in the U.S./Australian dollar exchange rate.

11.	DO I HAVE RIGHTS AS A SHAREHOLDER OF THE COMPANY AS A RESULT OF AN OPTION GRANT?

No. You will not have the right to dividends or to vote the Shares underlying the grant of the Option until you satisfy the terms and conditions of your Grant Agreement and you receive Shares as a result of exercising the Option. In this regard, you are not recorded as the owner of the Shares prior to exercise. You also should refer to the Grant Agreement for details of the consequence of a change in the nature of your employment.

12.	CAN I TRANSFER THE OPTION TO SOMEONE ELSE?

The Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, unless otherwise provided in your Grant Agreement or by the Committee. However, once you exercise the Option and hold the Shares, you will be able to freely trade your Shares (subject to the Company’s policies and applicable laws, including those regarding insider trading).

13.	WHAT IS A SHARE OF COMMON STOCK IN THE COMPANY?

A share of common stock of a U.S. corporation is analogous to an ordinary share of an Australian corporation. Each holder of a share of common stock is entitled to one vote for every Share held in the Company.

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Company.

The Shares are listed on the New York Stock Exchange (“NYSE”) in the United States of America under the symbol “[●].”

The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

14.	HOW CAN I OBTAIN INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?

You may ascertain the current market price of the Shares as traded on the NYSE at http://www.nyse.com under the symbol “[●].” The Australian dollar equivalent of that price will be calculated using the U.S. dollar exchange rate, which can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This is not a prediction of what the market price of the Shares will be on any applicable vesting date or of the applicable exchange rate at such time.

15.	WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?

You should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of the Shares.

For example, the price at which the Shares are quoted on the NYSE may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results is included in the Company’s most recent filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Reports on Form 10-Q and, following the close of the Company’s fiscal year, the Company’s Annual Report on Form 10-K. Copies of these reports are available at www.sec.gov or on the Company’s Investor Relations website at [●].

16.	CAN THE PLAN BE MODIFIED OR TERMINATED?

The Committee may at any time amend, alter, suspend or terminate the Plan, in accordance with the Plan. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. No such amendment, alteration, suspension or termination of the Plan shall impair your rights with respect to any outstanding Options, except with your written consent.

17.	WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Employees will not be subject to U.S. tax by reason only of the grant of Options, the acquisition of Shares and/or the sale of Shares. However, liability for U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes.

The above is an indication only of the likely U.S. taxation consequences for Australian resident employees who accept Options granted under the Plan. Employees should seek their own advice as to the U.S. taxation consequences of participation.

18.	WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The following is a summary of the taxation consequences for an Australian resident employee who is granted an Option under the Plan as of [●]. The summary is necessarily general in nature and does not purport to be taxation advice in relation to an actual or potential recipient of an Option.

You should not rely on this summary as anything other than a broad guide, and you should obtain independent taxation advice to your particular circumstances before making the decision to accept the Option. If you are a citizen or resident of another country for local tax law purposes, transfer employment to another country after the Option grant, or are considered a tax resident of another country, the information contained in this summary may not be applicable to you in the same manner. You should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

(a)	What is the effect of the grant of the Options?

The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights (called “ESS interests”) acquired by employees under employee share schemes. The Options issued under the Plan should be regarded as a right to acquire shares and accordingly, an ESS interest for these purposes.

Your assessable income includes the ESS interest at grant, unless the ESS interest is either subject to a “real risk of forfeiture” or you are genuinely restricted from immediately disposing of the ESS interest and there is a statement in the grant documents that deferral is to apply, in which case you will be subject to deferred taxation.

The terms of your Option grant are set out in the Grant Agreement. It is generally understood that your Options will satisfy the real risk of forfeiture test. In addition, the Options are non-transferrable and the Grant Agreement contains a statement that Subdivision 83A-C of the Income Tax Assessment Act 1997 applies to the Plan, which means a tax deferral is to apply to the Options. However, whether or not there is a real risk of forfeiture may depend upon your individual circumstances. Accordingly, you should seek your own personal advice in relation to your particular circumstances. The following summary assumes that your Options are subject to a real risk of forfeiture.

(b)	When will my Options be taxed?

You will be required to include an amount in your assessable income for the income year (i.e., the financial year ending 30 June) in which the earliest of the following events occurs in relation to the Options (the “ESS deferred taxing point”).

Your ESS deferred taxing point will be the earliest of the following:

(i)    there are no longer any genuine restrictions on the exercise of the Options or the underlying Shares being disposed of, and there is no real risk of you forfeiting the Options or the underlying Shares; or

(ii)	you cease relevant employment (i.e. You are no longer employed by your employer or by the company within the Company group), if you do not forfeit the Options upon such cessation of employment; or

(iii)	15 years from when the Options were granted.

Generally, this means that you will be subject to tax when you exercise your Options. However, the ESS deferred taxing point for your Options will be moved to the time you sell the underlying Shares if you sell the underlying Shares within 30 days of the original ESS deferred taxing point. In other words, the income must be reported in the income year in which the sale occurs and not when the ESS deferred taxing point occurs if you sell the underlying Shares in an arm’s length transaction within 30 days of the ESS deferred taxing point.

(c)	What is the amount to be included in your assessable income if an ESS deferred taxing point occurs?

The amount you must include in your assessable income in the income year in which the ESS deferred taxing point occurs in relation to your Options will be the difference between the “market value” of the Options or the underlying Shares, as applicable, and the cost base of the Options (which should generally include the exercise price).

If, however, you sell Shares within 30 days of the ESS deferred taxing point, the amount to be included in your assessable income in the income year in which the sale occurs will be equal to the difference between the sale proceeds and the cost base of the Options (which should include the exercise price).

You will be subject to income tax at your marginal tax rate on the assessable amount. In addition, the assessable amount will be subject to Medicare Levy and, if applicable, surcharge.

(d)	What is the market value of the Options and underlying Shares?

The “market value” of the underlying Shares, as applicable, at the ESS deferred taxing point is determined according to the ordinary meaning of “market value,” expressed in Australian currency. The Company will determine the market value in accordance with guidelines prepared by the Australia Tax Office (“ATO”).

The Company has the obligation to provide you with certain information about your participation in the Plan at certain times, including after the end of the income year in which the ESS deferred taxing point occurs. This may assist you in determining the market value of the Options or underlying Shares, as the case requires, at the ESS deferred taxing point. However, this estimate may not be correct if you sell the Shares within 30 days of the original ESS deferred taxing point, in which case it is your responsibility to report and pay the appropriate amount of tax is based on the sales proceeds.

(e)	What happens if I cease employment before I exercise my Options?

If you cease employment prior to the vesting date of some or all of your Options and the Options do not vest upon termination of employment (i.e., they are forfeited), you may be treated as having never acquired the Options in which case, no amount will be included in your assessable income.

If you cease employment prior to exercise and retain your Options, those Options generally will be subject to tax on the date you cease employment.

(f)	What tax consequences will arise when I sell my Shares?

If you sell the Shares acquired upon exercise of your Options within 30 days of the original ESS deferred taxing point, your tax consequences will be as described above.

If you sell the Shares acquired upon exercise of your Options more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains tax to the extent that the sales proceeds exceed your cost basis in the Shares sold, assuming that the sale of the Shares occurs in an arm’s-length transaction (as generally will be the case provided the shares are sold through the New York Stock Exchange). Your cost basis in the Shares generally will be equal to the market value of the Shares at the ESS deferred taxing point plus any incremental costs you incur in connection with the sale (e.g., brokers fees).

The amount of any capital gain you realize must be included in your assessable income for the year in which the Shares are sold. However, if you hold the Shares for at least one year prior to selling (excluding the dates you acquired and sold the Shares), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.

You are responsible for reporting any income you realize from the sale of the Shares acquired upon exercise of your Options and paying any applicable taxes due on such income.

If your sales proceeds are lower than your cost basis in the Shares sold (assuming the sale occurred in an arm’s-length transaction), you will realize a capital loss. Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).

(g)	What are the taxation consequences if a dividend is paid?

If you exercise the Options and become a Company shareholder, you may be entitled to receive dividends paid on the Shares obtained from exercise of your Options, if the Committee, in its discretion, declares a dividend. Any dividends paid on the Shares will be subject to income tax in Australia in the income year they are paid. The dividends are also subject to U.S. federal withholding tax. You may be entitled to a foreign income tax offset, whereby the U.S. federal withholding tax is offset against the Australian tax payable on the dividend.

(h)	What are the tax withholding and reporting obligations in relation to any income that I may realize pursuant to participation in the Plan?

You will be responsible for reporting on your tax return and paying any tax liability in relation to the Options and any Shares issued to you at Option exercise. It is also your responsibility to report and pay any tax liability on capital gains or any dividends received.

Your employer will be required to withhold tax due on the Options only if you have not provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as applicable) to your employer.

However, the Company of the Options must provide you (no later than 14 July after the end of the financial year) and the Commissioner of Taxation (no later than 14 August after the end of the financial year) with a statement containing certain information about your participation in the Plan in the income year when the ESS deferred taxing point occurs (typically the year of exercise of Options) (including the provider’s calculation of the market value of the Options or Shares at the ESS deferred taxing point). Please note, however, that if you sell the Shares within 30 days of the ESS deferred taxing point, your taxing point will not be at the ESS deferred taxing point, but will be the date of sale; as such, the amount reported by your employer may differ from your actual taxable amount (which would be based on the value of the Shares less the cost base when sold, rather than at the ESS deferred taxing point). You will be responsible for determining this amount and calculating your tax accordingly.

*                *                 *                *                *

We urge you to carefully review the information contained in this Offer Document, your individual Grant Agreement and all of the Additional Documents.

OPTIONEES IN AUSTRIA

Exchange Control Notice

If the Optionee holds the Shares acquired under the Plan outside of Austria, the Optionee must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year of the respective quarter.

When the Optionee sells the Shares acquired under the Plan or receives a dividend payment, the Optionee may be required to comply with certain exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

OPTIONEES IN BELGIUM

Terms and Conditions

Options granted to the Optionee in Belgium shall not be accepted by the Optionee earlier than the 61st day following the Offer Date. The Offer Date is the date on which the Company notifies the Optionee of the material terms and conditions of the Option grant. Any acceptance given by the Optionee before the 61st day following the grant date shall be null and void.

Foreign Asset/Account Reporting Information

Belgian residents are required to report any security (e.g., the Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside Belgium on their annual tax return. The Optionee will also be required to complete a separate report providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.

Stock Exchange Tax

A stock exchange tax applies to transactions executed by a Belgium resident through a non-Belgian financial intermediary. The stock exchange tax likely will apply when the Shares are sold. The Optionee should consult with his or her personal tax advisor for additional details on the Optionee’s obligations with respect to the stock exchange tax.

Broker Account Tax Information

Belgian residents are subject to a brokerage account tax if the average annual value of securities (including Shares acquired under the Plan) held by such resident in a brokerage account exceeds certain thresholds. As the calculation of this tax is complex, the Optionee should consult with the Optionee’s personal tax or financial advisor for details on the applicability of this tax.

OPTIONEES IN BRAZIL

Labor Law Policy and Acknowledgement

This provision supplements Section 9 of the Agreement:

By accepting the Option, the Optionee agrees that he or she is (i) making an investment decision, (ii) that the Option will be exercisable by the Optionee only if the Vesting Conditions are met and any necessary services are rendered by Optionee during the vesting period set forth in the Vesting Schedule, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.

Compliance with Law

By accepting the Option, the Optionee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option, the receipt of any dividends, and the sale of the Shares acquired under the Plan.

Securities Law Notice

The Options and the securities granted under the Plan have not and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Options and the securities granted under the Options will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

Foreign Asset/Account Reporting Information

If the Optionee is a resident or domiciled in Brazil and holds assets and rights outside Brazil with an aggregate value exceeding US$100,000 but less than US$100,000,000, the Optionee will be required to prepare submit to the Central Bank of Brazil an annual declaration of such assets and rights. If the aggregate value of the assets and rights outside Brazil exceeds $100,000,000, a declaration must be submitted quarterly. Assets and rights that must be reported include the Shares acquired under the Plan. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.

Tax on Financial Transactions (IOF)

Payments to foreign countries and repatriation of funds into Brazil, and the conversion between BRL and USD associated with such fund transfers, may be subject to the Tax on Financial Transaction. It is the Optionee’s responsibility to comply with any applicable Tax on Financial Transaction arising from participation in the Plan. The Optionee should consult with his or her personal tax advisor for additional details.

OPTIONEES IN CANADA

Method of Payment and Tax Obligations

This provision supplements Sections 4 and 8(a) of the Agreement:

Notwithstanding any discretion in the Plan, if the Optionee is a resident of Canada, the Optionee is prohibited from paying the Exercise Price by the method set forth in Section 4(c), or for paying any Tax Related Items by the delivery of (i) unencumbered Shares, or (ii) withholding in Shares otherwise issuable to the Optionee at exercise, as set forth in Section 8(a).

The following two provisions apply if the Optionee is a resident of Quebec:

Consent to Receive Information in English

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais du présent Contrat, ainsi que de tous documents exécutés, avis donnés ou procédures judiciaires intentées, en vertu du, ou liés directement ou indirectement au, présent Contrat.

Data Privacy

This provision supplements Section 15 of the Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Optionee’s awards under the Plan. Optionee further authorizes the Company, its Subsidiaries, and the Stock Plan Administrator, to disclose and discuss the Optionee’s participation in the Plan with their respective advisors. The Optionee further authorizes the Company and its Subsidiaries to record such information and to keep such information in his or her employee file.

Securities Law Notice

The Optionee is permitted to sell the Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of the Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

Foreign Asset/Account Reporting Information

Foreign property, including Options, the Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, such Options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Optionee holds other foreign property. When the Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Optionee owns other shares of the same company, this ACB may need to be averaged with the ACB of the other shares. The Optionee should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

OPTIONEES IN CHILE

Securities Law Notice

The grant of the Options hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Date of Grant (as defined in the Agreement), and this offer conforms to General Ruling No. 336 of the Chilean Commission for the Financial Market (“CMF”);

b)

The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the Chilean CMF, and therefore such securities are not subject to its oversight;

c)	The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean CMF; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)

La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Grant Date”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General N° 336 de la Comision para el Mercado Financiero (“CMF”);

b)	La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

Exchange Control Notice

Chilean residents are not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile; however, if the Optionee decides to repatriate proceeds from the sale of Shares and/or dividends and the amount exceeds US$10,000, the Optionee acknowledges that he or she must effect such repatriation through the Formal Exchange Market (i.e., commercial bank or registered foreign exchange office in Chile). If the Optionee does not repatriate the proceeds and uses such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Optionee must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first ten (10) days of the month immediately following the transaction.

If the Optionee exercises the Option using a cashless exercise method implemented by the Company in connection with the Plan, and the aggregate Exercise Price exceeds US$10,000, the Optionee must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first ten (10) days of the month following the Exercise Date.

If the Optionee’s aggregate investments held outside of Chile exceed US$5,000,000 (including the value of the Shares acquired under the Plan), the Optionee must report the status of such investments annually to the Central Bank, using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.

Please note that exchange control regulations in Chile are subject to change. The Optionee should consult with his or her personal legal advisor regarding any exchange control obligations that the Optionee may have prior to the exercise of the Options.

Foreign Asset/Account Reporting Information

The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding (i) any taxes paid abroad which taxpayers will use as a credit against Chilean income tax, and (ii) the results of investments held abroad. The sworn statements disclosing this (or Formularios) must be submitted electronically through the CIRS website at www.sii.cl, using Form 1929, which is due on June 30 each year, depending on the assets and/or taxes being reported.

OPTIONEES IN CHINA

Exchange Control Restrictions Applicable to Optionees who are PRC Nationals

If the Optionee is a local national of the People’s Republic of China (“PRC”), the Optionee agrees and acknowledges that, except as otherwise provided herein, his or her Options can be exercised only by means of the cashless sell-all method, under which all Shares underlying the Option are immediately sold upon exercise.

In addition, the Optionee understands and agrees that, pursuant to local exchange control requirements, the Optionee is required to repatriate the cash proceeds from the cashless sell-all method of exercise of the Options, (i.e., the sale proceeds less the Exercise Price and any administrative fees). The Optionee agrees that the Company is authorized to instruct its designated broker to assist with the immediate sale of such Shares (on the Optionee’s behalf pursuant to this authorization), and the Optionee expressly authorizes such broker to complete the sale of such Shares. The Optionee acknowledges that the Company’s broker is under no obligation to arrange for the sale of the Shares at any particular price. The Company reserves the right to provide additional methods of exercise depending on the development of local law.

In addition, the Optionee understands and agrees that the cash proceeds from the exercise of his or her Options, (i.e., the proceeds of the sale of the Shares underlying the Options, less the Exercise Price and any administrative fees) will be repatriated to China. The Optionee further understands that, under local law, such repatriation of the cash proceeds may be effectuated through a special foreign exchange control account to be approved by the local foreign exchange administration, and the Optionee hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan, net of the Exercise Price and administrative fees, may be transferred to such special account prior to being delivered to the Optionee. The proceeds, net of Tax Related Items, may be paid to the Optionee in U.S. Dollars or local currency at the Company’s discretion. In the event the proceeds are paid to the Optionee in U.S. Dollars, the Optionee understands that he or she will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. In addition, the Optionee understands and agrees that Optionee will be responsible for converting the proceeds into Renminbi Yuan at the Optionee’s expense.

If the proceeds are paid to the Optionee in local currency, the Optionee agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the sale proceeds are distributed through any such special exchange account.

Exchange Control Notice Applicable to Optionees in the People’s Republic of China (“PRC”)

The Optionee understands that exchange control restrictions may limit the Optionee’s ability to access and/or convert funds received under the Plan. The Optionee should confirm the procedures and requirements for withdrawals and conversions of foreign currency with his or her local bank prior to the Option exercise. The Optionee agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the Peoples’ Republic of China.

Foreign Asset/Account Reporting Information

PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Optionee may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult his/her personal tax advisor in this regard.

OPTIONEES IN COLOMBIA

Labor Law Acknowledgement

The following provision supplements Section 9 of the Agreement:

The Optionee acknowledges that pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), amended by Article 15 Law 50, 1990, the Plan, the Option, the underlying Shares, and any other amounts or payments granted or realized from participation in the Plan do not constitute a component of the Optionee’s “salary” for any purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.

Securities Law Notice

The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Plan, the Agreement (including this Addendum) or any other document evidencing the grant of the Options shall be construed as making a public offer of securities in Colombia.

Exchange Control Notice

Foreign investments must be registered with the Central Bank of Colombia (Banco de la República). Upon the subsequent sale or other disposition of investments held abroad, the registration with the Central Bank must be canceled, the proceeds from the sale or other disposition of the Shares must be repatriated to Colombia and the appropriate Central Bank form must be filed (usually with the Optionee’s local bank). The Optionee acknowledges that he or she personally is responsible for complying with Colombian exchange control requirements.

Foreign Asset/Account Reporting Information

An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Optionee acknowledges that he or she personally is responsible for complying with this tax reporting requirement.

OPTIONEES IN CZECH REPUBLIC

Exchange Control Notice

Upon request of the Czech National Bank (the “CNB”), the Optionee may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (the Shares and proceeds from the sale of the Shares may be included in this reporting requirement). Even in the absence of a request from the CNB the Optionee may need to report foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and/or other foreign financial assets with a value of CZK 200,000,000 or more.

Because exchange control regulations change frequently and without notice, the Optionee should consult his or her personal legal advisor prior to the exercise of the Option and the subsequent sale of the Shares to ensure compliance with current regulations. It is the Optionee’s responsibility to comply with Czech exchange control laws, and neither the Company nor any Subsidiary will be liable for any resulting fines or penalties.

OPTIONEES IN DENMARK

Danish Stock Option Act

Notwithstanding any provisions in the Agreement to the contrary, the treatment of the Option upon the Optionee ‘s termination of employment shall be governed by the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), as in effect at the time of the Optionee’s termination of employment (as determined by the Administrator, in its discretion, in consultation with legal counsel). The Optionee acknowledge having received an “Employer Information Statement” in Danish, which is being provided to comply with the Stock Option Act.

Foreign Asset/Account Reporting Information

The establishment of an account holding the Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. These obligations are separate from and in addition to the obligations described above.

VONTIER CORPORATION

2020 STOCK INCENTIVE PLAN

EMPLOYER INFORMATION STATEMENT – DENMARK

STOCK OPTION AND / OR RESTRICTED STOCK UNIT GRANT ON

Grant Date

Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), Vontier Corporation (the “Company”) is providing you with the following information regarding the Company’s grant of a stock option (“Stock Option”) and / or restricted stock units (“RSUs”) (each an “Award”) in a separate written statement. This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your Award(s) are described in detail in the Vontier Corporation 2020 Stock Incentive Plan (the “Plan”), the Company Stock Option Agreement and / or the Company Restricted Stock Unit Agreement (each an “Agreement”) and the Addendum to the Agreement(s) (which form part of the Agreement(s)), all of which have been given to you.

It is stated in section 1 of the Stock Option Act that the Stock Option Act only applies to employees. “Employees” are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an Employer Information Statement to you and you will not be able to rely on this Employer Information Statement for legal purposes.

1.	Date of Grant

The date of grant for the Award(s) is Grant Date.

2.	Terms and Conditions of the Grants

The grant of the Award(s) is made at the sole discretion of the Board or the appropriate Committee of the Board. In its assessment, the Board (or the appropriate Committee of the Board) considered a number of factors, including (but not limited to) the Company’s performance, the projected impact of the grant on the Company’s earnings, and the value of the grants as compared to those of the Company’s comparator group of companies. The Company may decide, in its sole discretion, not to make any grants of Stock Options and / or RSUs to you in the future. Under the terms of the Plan and the Agreement(s), you have no entitlement or claim to receive future grants of Stock Options and / or RSUs.

3.	Vesting Dates

Stock Option

The Stock Option will vest in accordance with the terms of the Plan and the Agreement. Under the terms of the Agreement, the Stock Option generally will vest and become exercisable 20% per year on each anniversary of the date of grant.

RSUs

The RSUs will vest in accordance with the terms of the Plan and the Agreement. Under the terms of the Agreement, the RSUs generally will vest 20% per year on each anniversary of the date of grant.

4.	Exercise Price

Stock Option

During the Stock Option exercise period, the Stock Option can be exercised to purchase shares of the Company’s common stock at a price corresponding to the fair market value of the stock at the time of grant, as determined by the Company. For this Stock Option grant, the exercise price of the Stock Option is USD Grant Price.

RSUs

Because each RSU entitles you to receive one share of the Company’s common stock on the date of vesting without any cost to you or other payment required from you, there is no exercise price associated with the RSUs.

5.	Your Rights upon Termination

The treatment of the Award(s) upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Agreement(s) and in the Plan are more favorable to you than Sections 4 and 5 of the Stock Option Act.

Under the Stock Option Act, the Award(s) will survive and will not be forfeited if you are terminated by your employer for any reason other than misconduct (as determined under Danish law and the Stock Option Act) or summary dismissal. This means that you may be entitled to continue to vest in the Award(s) as if you were still an employee in accordance with your Agreement(s) and the Plan. Also, you may be entitled to receive an additional grant, proportionate to the length of your employment in the accounting year in which you are terminated, to which you would have been entitled according to agreement or custom had you still been employed at the end of the accounting year (the calculation will be in accordance with Section 5 of the Stock Options Act). This provision will not apply if the termination is due to your breach of your employment contract (misconduct or summary dismissal), in which case the Award(s) will lapse to the extent the Award(s) have not vested on the effective date of termination of your employment. Such lapse will take place automatically without notice on the effective date of termination of your employment.

If you resign from your employment due to your employer’s gross misconduct (as determined under Danish law), or if your employment terminates because you reach the age of retirement for employees in your employer company or because you are entitled to receive old-age pension from the Danish state or your employer, the Award(s) shall continue on unchanged terms as if you had still been employed. Also, you may be entitled to receive an additional grant, proportionate to the length of your employment in the accounting year in which you are terminated, to which you would have been entitled according to agreement or custom had you still been employed at the end of the accounting year (the calculation will be in accordance with Section 5 of the Stock Options Act).

If you resign from your employment for other reasons, the forfeiture of your Award(s) will be determined in accordance with the terms of the Agreement(s). In addition, you will be ineligible to receive any additional grants after your resignation.

6.	Financial Aspects of Participating in the Plan

The grant of the Award(s) has no immediate financial consequences for you. The value of the Award(s) is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of the Award(s) depends on a number of aspects and thus, you are encouraged to seek independent advice regarding your tax position.

Shares of stock are financial instruments and investing in stock will always have financial risk. The possibility of profit at the time you receive shares of stock may not only be dependent on the Company’s financial development, but inter alia also on the general development of the stock market. In addition, before or after you receive shares, the shares of Company stock could decrease in value even below the price of such stock on the date of grant.

7.	Other Issues

Apart from Clause 5 in this Statement (regarding your rights upon termination of employment), this Statement does not intend to alter any provisions of the Plan or the Agreement(s) (or any related document), and the Plan and the Agreement(s) (and any related document) shall prevail in case of any ambiguities. However, your mandatory rights under the Stock Option Act shall prevail in case of any ambiguities.

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Vontier Corporation

VONTIER CORPORATION

2020 STOCK INCENTIVE PLAN

ARBEJDSGIVERERKLÆRING - DANMARK

TILDELING AF AKTIEOPTIONER OG/ELLER BETINGEDE AKTIER DEN

Grant Date

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) skal Vontier Corporation (“Selskabet”) i en særskilt skriftlig erklæring give dig følgende oplysninger om Selskabets tildeling af en aktieoption (“Aktieoption”) og/eller betingede aktier (“Betingede Aktier”) (hver især benævnt en “Tildeling”). Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, hvorimod de øvrige vilkår og betingelser for din(e) Tildeling(er) er nærmere beskrevet i Vontier Corporation 2020 Stock Incentive Plan (“Planen”), Selskabet Stock Option Agreement og/eller Selskabet Restricted Stock Unit Agreement (hver især benævnt en “Aftale”) og i Tillægget til Aftalen/Aftalerne (som udgør en del af Aftalen/Aftalerne). Disse dokumenter er alle blevet udleveret til dig.

Det fremgår af Aktieoptionslovens § 1, at loven kun gælder for lønmodtagere. “Lønmodtagere” er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder ledere, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring.

1.	Tildelingstidspunkt

Tidspunktet for din modtagelse af Tildeling(er) er Grant Date.

2.	Vilkår og betingelser for din(e) Tildeling(er):

Din(e) Tildeling(er) uddeles efter bestyrelsens eller det relevante bestyrelsesudvalgs eget skøn. Bestyrelsen (eller det relevante bestyrelsesudvalg) har i sin vurdering inddraget en række faktorer, herunder (men ikke begrænset til) Selskabets resultat, Tildelingernes forventede indvirkning på Selskabets indtjening og Tildelingernes værdi sammenlignet med tildelinger i sammenlignelige selskaber. Selskabet kan frit vælge fremover ikke at tildele dig nogen Aktieoptioner og/eller Betingede Aktier. I henhold til bestemmelserne i Planen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt Aktieoptioner og/eller Betingede Aktier.

3.	Modningsdatoer

Aktieoption

Aktieoptionen modnes i overensstemmelse med vilkårene i Planen og i Aftalen. I henhold til Aftalen modnes Aktieoptionen generelt med 20% pr. år på hver årsdag for tildelingstidspunktet.

Betingede Aktier

Dine Betingede Aktier modnes i overensstemmelse med vilkårene i Planen og i Aftalen. I henhold til Aftalen modnes de Betingede Aktier generelt med 20% pr. år på hver årsdag for tildelingstidspunktet.

4.	Udnyttelseskurs

Aktieoption

I udnyttelsesperioden kan Aktieoptionen udnyttes til køb af ordinære aktier i Selskabet til en kurs, der svarer til aktiernes markedskurs på tildelingstidspunktet som fastsat af Selskabet. For denne Tildeling er Aktieoptionens udnyttelseskurs USD Grant Price.

Betingede Aktier

Da hver Betinget Aktie giver dig ret til at modtage én ordinær aktie i Selskabet på modningstidspunktet uden omkostninger for dig eller anden betaling fra din side, er der ingen udnyttelseskurs forbundet med de Betingede Aktier.

5.	Din retsstilling i forbindelse med fratræden

Din(e) Tildeling(er) vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Aftalen/Aftalerne og Planen er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5.

I henhold til Aktieoptionsloven bortfalder din(e) Tildeling(er) ikke, hvis dit ansættelsesforhold opsiges af din arbejdsgiver, medmindre der er tale om misligholdelse fra din side (som defineret i dansk ret og Aktieoptionsloven) eller bortvisning. Dette betyder, at din(e) Tildeling(er) fortsat vil kunne modnes i henhold til Aftalen/Aftalerne og Planen, som om du stadig var ansat. Endvidere er du måske berettiget til at modtage yderligere Tildeling(er), som beregnes forholdsmæssigt i forhold til, hvor længe du er ansat i det regnskabsår, hvori du fratræder, og som du ville have været berettiget til i henhold til aftale eller sædvane, såfremt du stadig havde været ansat ved udgangen af regnskabsåret (beregningen sker i overensstemmelse med Aktieoptionslovens § 5). Denne bestemmelse gælder ikke, såfremt opsigelsen skyldes din misligholdelse af ansættelsesforholdet (pligtforsømmelse eller bortvisning). I så fald bortfalder din(e) Tildeling(er), i det omfang din(e) Tildeling(er) ikke allerede er modnet ved ansættelsesforholdets ophør. Bortfaldelsen sker automatisk uden varsel ved ansættelsesforholdets ophør.

Hvis du fratræder din stilling som følge af væsentlig misligholdelse fra din arbejdsgivers side (som defineret i dansk ret), eller hvis dit ansættelsesforhold ophører, fordi du når den pensionsalder, der er fastsat for medarbejdere hos din arbejdsgiver, eller fordi du har ret til at modtage alderspension fra den danske stat eller din arbejdsgiver, bevarer du din(e) Tildeling(er) på uændrede vilkår, som om du stadig var ansat. Endvidere er du måske berettiget til at modtage yderligere Tildeling(er), som beregnes forholdsmæssigt i forhold til, hvor længe du er ansat i det regnskabsår, hvori du fratræder, og som du ville have været berettiget til i henhold til aftale eller sædvane, såfremt du stadig havde været ansat ved udgangen af regnskabsåret (beregningen sker i overensstemmelse med Aktieoptionslovens § 5).

Hvis du fratræder din stilling af andre årsager, vil spørgsmålet om fortabelse af din(e) Tildeling(er) blive afgjort i overensstemmelse med vilkårene i Aftalen/Aftalerne. Derudover vil du ikke være berettiget til at modtage yderligere Tildeling(er) efter din fratræden.

6.	Økonomiske aspekter af deltagelse i Planen

Din(e) Tildeling(er) har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af din(e) Tildeling(er) indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af din(e) Tildeling(er) afhænger af flere forhold, og du opfordres derfor til at søge uafhængig rådgivning vedrørende din skattemæssige situation.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på det tidspunkt, hvor du modtager aktier, afhænger ikke kun af Selskabets økonomiske udvikling, men også bl.a. af den generelle udvikling på aktiemarkedet. Derudover kan Selskabets aktier - både før og efter tidspunktet for din modtagelse af aktier - falde til en værdi, der måske endda ligger under kursen for aktierne på tildelingstidspunktet.

7.	Øvrige oplysninger

Med undtagelse af pkt. 5 i denne erklæring (vedrørende din retsstilling i forbindelse med fratræden) har denne erklæring ikke til formål at ændre bestemmelserne i Planen eller Aftalen/Aftalerne (eller i tilhørende dokumenter), og Planen og Aftalen/Aftalerne (og eventuelle tilhørende dokumenter) har forrang i tilfælde af uoverensstemmelser. Dine lovfæstede rettigheder i henhold til Aktieoptionsloven har dog forrang i tilfælde af uoverensstemmelser.

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Vontier Corporation

OPTIONEES IN FRANCE

Consent to Receive Information in English

By accepting the Options, the Optionee confirms having read and understood the Plan, the Notice of Grant, the Agreement and this Addendum, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.

Consentement afin de Recevoir des Informations en Anglais

En acceptant les Options d’Achat d’Actions, le Bénéficiaire confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause.

Forgien Asset/Account Reporting Information. The Optionee may hold any Shares acquired under the Plan, any sales proceeds resulting from the sale of the Shares or any dividends paid on such Shares outside of France, provided the Optionee declares all foreign accounts, whether open, current, or closed, in his or her income tax return. Failure to complete this reporting triggers penalties for the resident. Further, French residents with foreign account balances exceeding prescribed amounts may have additional monthly reporting requirements.

OPTIONEES IN GERMANY

Exchange Control Notice

The Optionee must report any cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The form must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Optionee is responsible for complying with applicable reporting requirements.

Foreign Asset/Account Reporting Information

If the Optionee’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, the Optionee will need to report the acquisition when he or she files a tax return for the relevant year. A qualified participation is attained if the value of the Shares acquired exceeds €150,000, or in the unlikely event the Optionee holds Shares exceeding 10% of the Company’s total common stock.

OPTIONEES IN HONG KONG

Sale Restriction

If, for any reason, the Option vests and becomes exercisable and the Option is exercised and Shares are issued to the Optionee within six months of the Date of Grant, the Optionee agrees that he or she will not dispose of any such Shares prior to the six-month anniversary of the Date of Grant.

Nature of Scheme

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Securities Law Notice

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of this document, the Optionee should obtain independent professional advice. Neither the offer of Options nor the issuance of Shares upon exercise of the Options constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Addendum, the Plan and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.

OPTIONEES IN HUNGARY

There are no country specific provisions.

OPTIONEES IN INDIA

Exchange Control Notice

The Optionee must repatriate any proceeds from the sale of Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period from the time of receipt (90 days for sale proceeds and 180 days for dividend payments, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency). The Optionee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Optionee deposits the foreign currency. The Optionee should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is the Optionee’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable local laws.

Foreign Assets Reporting Information

The Optionee is required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in his or her annual tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with his or her personal tax advisor in this regard as significant penalties may apply in the case of non-compliance.

OPTIONEES IN IRELAND

There are no country-specific provisions.

OPTIONEES IN ISRAEL

Trust Arrangement

The Optionee understands and agrees that the Options awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Israeli Sub-Plan (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”), or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.

Type of Grant

The Options are intended to qualify for favorable tax treatment in Israel as a “102 Capital Gains Track Grant” (as defined in the Sub-Plan) subject to the terms and conditions of “Section 102” (as defined in the Sub-Plan) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the Options, the Optionee acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the Options.

By accepting the Options, the Optionee: (a) acknowledges receipt of and represents that the Optionee has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the Options subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the Options and/or any Shares issued in connection therewith, will be registered for the benefit of the Optionee in the name of the Trustee as required to qualify under Section 102.

The Optionee hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Options or the Shares granted thereunder. The Optionee agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).

Electronic Delivery

The following provision supplements Section 14 of the Agreement:

To the extent required pursuant to Israeli tax law and/or by the Trustee, the Optionee consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by the Optionee related to his or her participation in the Plan.

Data Privacy

The following provision supplements Section 15 of the Agreement:

Without derogating from the scope of Section 15 of the Agreement, the Optionee hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Optionee’s country and further transfers thereafter as may be required to a broker or other third party.

Securities Law Notice

The grant of the Option does not constitute a public offering under the Securities Law, 1968.

OPTIONEES IN ITALY

Plan Document Acknowledgement

In accepting the Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement (including this Addendum) in their entirety and fully understands and accepts all provisions of the Plan and the Agreement (including this Addendum).

The Optionee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: Section 8: Tax Obligations; Section 9: Nature of Grant; Section 15: Data Privacy; Section 18: Governing Law and Venue; Section 24: Addendum; Section 25: Imposition of Other Requirements and Section 26: Recoupment.

Foreign Asset/Account Reporting Information

Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

OPTIONEES IN JAPAN

Exchange Control Notice

If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of Shares.

In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then the Optionee must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information

The Optionee will be required to report details of any assets held outside of Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. The Optionee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Optionee and whether the Optionee will be required to include details of any outstanding Option or Shares held by the Optionee in the report.

OPTIONEES IN KOREA

Foreign Asset/Account Reporting Information

Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold. The Optionee should consult with the Optionee’s personal tax advisor for additional information about this reporting obligation.

OPTIONEES IN MEXICO

Labor Law Acknowledgement

This provision supplements Section 9 of the Agreement:

By accepting the Options, the Optionee acknowledges that he or she understands and agrees that: (i) the Option is not related to the salary and other contractual benefits granted to the Optionee by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement

The grant of the Option the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at 6920 Seaway Blvd Everett, Washington 98203, United States of America, is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares under the Plan does not in any way establish an employment relationship between the Optionee and the Company since the Optionee is participating in the Plan on a wholly commercial basis and the Optionee’s sole employer is the Subsidiary employing the Optionee, as applicable, nor does it establish any rights between the Optionee and the Employer.

Plan Document Acknowledgment

By participating in the Plan, the Optionee acknowledges that he or she has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accept all provisions of the Plan and the Agreement.

In addition, by participating in the Plan, the Optionee further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 9 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the Option.

Finally, the Optionee hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.

Spanish Translation

Reconocimiento de la Ley Laboral

Esta disposición complementa la Sección 9 del Contrato:

Por medio de la aceptación de la Opción, quien tiene la opción manifiesta que entiende y acuerda que: (i) la Opción no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al que tiene la opción por parte del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o desmejora en los términos y condiciones de empleo.

Declaración de Política

El otorgamiento de la Opción por parte de la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.

La Compañía, con oficinas registradas ubicadas en 6920 Seaway Blvd, Everett, WA, 98203, Estados Unidos de América, es la única responsable de la administración del Plan. La participación en el Plan y, la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el que tiene la opción y la Compañía, ya que la participación en el Plan por parte del que tiene la opción es completamente comercial y el único patrón es la Subsidiaria que esta contratando al que tiene la opción, en caso de ser aplicable, así como tampoco establece ningún derecho entre el que tiene la opción y el patrón.

Reconocimiento del Plan de Documentos

Por medio de la participación en el Plan, el que tiene la opción reconoce que ha recibido copias del Plan y del Contrato, que el Plan y el Contrato han sido revisados en su totalidad y que completamente entiende y acepta las disposiciones contenidas en el Plan y en el Contrato.

Adicionalmente, al participar en el Plan, el que tiene la opción reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 9 del Contrato en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la Opción.

Finalmente, por medio de la presente quien tiene la opción declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

OPTIONEES IN THE NETHERLANDS

There are no country-specific terms or conditions.

OPTIONEES IN NEW ZEALAND

Securities Law Notice

In compliance with New Zealand securities laws, the Optionee is hereby notified that the following information is available for review in connection with the offer of Options under the Plan:

(i)	the Agreement, including this Addendum, which together with the Plan sets forth the terms and conditions of participation in the Plan;

(ii)	a copy of the Company’s most recent annual return (i.e., Form 10-K) and most recent financial reports; and

(iii)

a copy of the Plan and a description of the Plan (the “Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended); the Company will provide any attachments or documents incorporated by reference into the Description upon written request.

The Optionee may request copies of the documents described above by contacting the Company’s corporate legal department using the contact details provided on [●]. The documents incorporated by reference into the Description are updated periodically. The Optionee understands that should he or she request copies of the documents incorporated by reference into the Description, the Company will provide the Optionee with the most recent documents incorporated by reference.

Warning Statement

The Optionee is being offered an Option to purchase Shares in the Company. Exercise of the Option will give the Optionee a stake in the ownership of the Company. The Optionee may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Optionee will be paid only after all creditors (and holders of preference shares) have been paid. The Optionee may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosure information that is important for investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Optionee may not be given all of the information usually required. The Optionee will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing to this investment.

The Shares are quoted on the New York Stock Exchange. This means that if the Optionee acquires Shares under the Plan, the Optionee may be able to sell the Shares on the New York Stock Exchange if there are interested buyers. The Optionee may get less than he or she invested. The price will depend on the demand for the Shares.

OPTIONEES IN POLAND

Exchange Control Notification

Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million.

Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.

OPTIONEES IN ROMANIA

Exchange Control Notification

Any transfer of funds exceeding €15,000 (whether made through a single transfer or a series of transfers) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank of financial institution. If the Optionee deposits proceeds from the sale of the Shares in a bank account in Romania, the Optionee may have to provide the Romanian bank through which the operations are effected with the appropriate documenting regarding receipt of the funds. The Optionee should consult with his or her personal legal advisor to determine whether he or she will be required to submit such documentation to the Romanian bank.

OPTIONEES IN RUSSIA

Securities Law Notice

The Optionee acknowledges that the Agreement, the grant of the Option, the Plan and all other materials the Optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares to be issued under the Plan have not and will not be registered in Russia, nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will Shares to be issued under the Plan be delivered to the Optionee in Russia. All Shares acquired under the Plan will be maintained on behalf of the Optionee outside of Russia. The Optionee will not be permitted to sell or otherwise transfer Shares directly to a Russian legal entity or resident.

Exchange Control Notification

The Optionee is responsible for complying with any applicable Russian exchange control regulations and rulings. Because Russian exchange control regulations and rulings change frequently and without notice, the Optionee should consult with a legal advisor to ensure compliance applicable to any aspect of his or her participation in the Plan, including the grant and vesting of the Options, issuance of any Shares at vesting, receipt of any proceeds from the sale of Shares and/or receipt of any cash dividends or dividend equivalents.

Labor Law Acknowledgment

The Optionee understands that if the Optionee continues to hold the Shares under the Plan after an involuntary termination of employment, the Optionee will be ineligible to receive unemployment benefits in Russia.

Foreign Asset/Account Reporting Information

The Optionee is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one month of opening, closing or change of details of such account. The Optionee is also required to report (i) the beginning and ending balances in such a foreign bank account each year and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities may require supporting documents related to transactions in such foreign bank accounts. The Optionee should consult his or her personal tax advisor to determine and ensure compliance with his or her foreign asset/account reporting obligations.

Anti-Corruption Information

Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., Shares of foreign companies such as the Company). Accordingly, the Optionee should inform the Company if he or she is covered by these laws because the Optionee should not hold Shares acquired under the Plan.

Data Privacy. This data privacy consent replaces Section 15 of the Agreement:

1. Purposes for processing of the Personal Data 1.1. Granting to the Optionee restricted share units or rights to purchase shares of common stock. 1.2. Compliance with the effective Russian Federation laws; 2. The Optionee hereby grants consent to processing of the personal data listed below 2.1. Last name, first name, patronymic, year, month, date and place of birth, gender, age, address, citizenship, information on education, contact details (home address(es), direct office, home and mobile telephone numbers, e-mail address, etc.), photographs; 2.2. Information contained in personal identification documents (including passport details), tax identification number and number of the State Pension Insurance Certificate, including photocopies of passports, visas, work permits, drivers licenses, other personal documents; 2.3. Information on employment, including the list of duties, information on the current and former employers, information on promotions, disciplinary sanctions, transfer to other position / work, etc.; 2.4. Information on the Optionee’s salary amount, information on salary changes, on participation in employer benefit plans and programs, on bonuses paid, etc.;

2.5. Information on work time, including hours scheduled for work per week and hours actually worked; 2.6. Information on potential membership of certain categories of employees having rights for guarantees and benefits in accordance with the Russian Federation Labor Code and other effective legislation; 2.7. Information on the Optionee’s tax status (exempt, tax resident status, etc.); 2.8. Information on shares of Common Stock or directorships held by the Optionee, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding; 2.9. Any other information, which may become necessary to the Company in connection with the purposes specified in Clause 3 above. the “Personal Data” 3.1.The Optionee hereby consents to performing the following operations with the Personal Data: 3.1.1 processing of the Personal Data, including collection, systematization, accumulation, storage, verification (renewal, modification), use, dissemination (including transfer), impersonalizing, blockage, destruction; 3.1.2 transborder transfer of the Personal Data to Ð3/4perators located on the territory of foreign states. The Optionee hereby confirms that he was notified of the fact that the recipients of the Personal Data may be located in foreign states that do not ensure adequate protection of rights of personal data subjects;

3.1.3 including Personal Data into generally accessible sources of personal data (including directories, address books and other), placing Personal Data on the Company’s web-sites on the Internet. 3. 2. General description of the data processing methods used by the Company 3. 2. 1. When processing the Personal Data, the Company undertakes the necessary organizational and technical measures for protecting the Personal Data from unlawful or accidental access to them, from destruction, change, blockage, copying, dissemination of Personal Data, as well as from other unlawful actions. 3. 2. 2. Processing of the Personal Data by the Company shall be performed using the data processing methods that ensure confidentiality of the Personal Data, except where: (1) Personal Data is impersonalized; and (2) in relation to publicly available Personal Data; and in compliance with the established requirements to ensuring the security of personal data, the requirements to the tangible media of biometric personal data and to the technologies for storage of such data outside personal data information systems in accordance with the effective legislation. 4. Term, revocation procedure This Statement of Consent is valid for an indefinite term. The Optionee may revoke this consent by sending to Company a written notice at least ninety (90) days in advance of the proposed consent revocation date. The Optionee agrees that during the specified notice period the Company is not obliged to cease processing of personal data or to destroy the personal data of the Optionee.

OPTIONEES IN SAINT KITTS AND NEVIS

There are no country-specific provisions.

OPTIONEES IN SINGAPORE

Securities Law Notice

The grant of the Options is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to the Optionee with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Optionee should note that the Options are subject to section 257 of the SFA and the Optionee should not make (i) any subsequent sale of Shares in Singapore or (ii) any offer of such subsequent sale of Shares subject to the Option in Singapore, unless such sale or offer is made after six (6) months of the grant of the Option or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “[●]” and Shares acquired under the Plan may be sold through this exchange.

Chief Executive Officer and Director Notification Requirement

If the Optionee is the Chief Executive Officer (the “CEO”), or a director (including an alternate, substitute, or shadow director1) of a Singapore Subsidiary of the Company, the Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Optionee receives an interest (e.g., Options, Shares, etc.) in the Company or any related company. In addition, the Optionee must notify the Singapore Subsidiary when the Optionee sells Shares of the Company or any related company (including when the Optionee sells Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., exercise of the Options or when Shares acquired under the Plan are subsequently sold), or (iii) becoming the CEO or a director.

OPTIONEES IN SLOVAK REPUBLIC

There are no country-specific provisions.

OPTIONEES IN SOUTH AFRICA

Tax Obligations

The following provision supplements Section 8(a) of the Agreement:

By accepting the Option, the Optionee agrees to notify the Employer of the amount of any gain realized upon exercise of the Option. If the Optionee fails to advise the Employer of the gain realized upon exercise of the Option, he or she may be liable for a fine. The Optionee will be responsible for paying any difference between the actual tax liability and the amount of tax withheld by the Company or Employer.

[1]

A shadow director is an individual who is not on the board of directors of the Singapore Affiliate but who has sufficient control so that the board of directors of the Singapore Affiliate acts in accordance with the directions and instructions of the individual.

Tax Clearance Certificate for Cash Exercises

If the Optionee exercises the Option by a cash purchase exercise, the Optionee is required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). The Optionee must renew this Tax Clearance Certificate each twelve (12) months or in such other period as may be required by the SARS.

If the Optionee exercises the Option by a cashless exercise whereby no funds are remitted offshore for the purchase of Shares, he or she is not required to obtain a Tax Clearance Certificate.

Exchange Control Notice

Because no transfer of funds from South Africa is required under the Option, no filing or reporting requirements should apply when the Option is granted or when Shares are issued upon exercise of the Option. However, because exchange control regulations are subject to change, the Optionee should consult with his or her personal advisor to ensure compliance with current regulations. The Optionee responsible for ensuring compliance with all exchange control laws in South Africa.

OPTIONEES IN SPAIN

Nature of Grant

This provision supplements Section 9 of the Agreement:

In accepting the grant of the Options, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Optionee understands that the Company, has unilaterally, gratuitously, and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any Options will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Optionee understands that the Options are granted on the assumption and condition that such Options and any Shares acquired upon vesting of the Options shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit or salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that the Options would not be granted but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Options shall be null and void.

Further, the Optionee understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Option will be cancelled without entitlement to any Shares if the Optionee’s employment is terminated for any reason, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Optionee’s employment has terminated for purposes of the Option.

The Optionee understands that this Option grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.

Exchange Control Notice

The Optionee must declare the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or owned as of December 31 of the prior year; however, if the value of the Shares acquired or sold during (or owned as of December 31 of the prior year; however, if the value of Shares acquired under the Plan or the amount of the sale exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

In addition, the Optionee may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Securities Law Notice

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Options. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the Options have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.

Foreign Asset/Account Reporting Information

To the extent the Optionee holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Optionee sells or disposes of such right or asset), the Optionee is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31. Failure to comply with this reporting requirement may result in penalties in Spanish residents.

In addition, the Optionee may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.

OPTIONEES IN SWEDEN

There are no country-specific provisions.

OPTIONEES IN SWITZERLAND

Securities Law Notice

The grant of Options is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Options (i) constitute a prospectus as such term is understood pursuant to the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory authority (“FINMA”)).

OPTIONEES IN TAIWAN

Securities Law Notice

The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Notice

If the Optionee is a resident of Taiwan, he or she may acquire foreign currency and remit the same out of or into Taiwan up to US $5,000,000 per year without justification. If the transaction amount is TWD $500,000 or more in a single transaction, the Optionee must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, the Optionee also must provide supporting documentation to the satisfaction of the remitting bank.

OPTIONEES IN TURKEY

Securities Law Notice

The Option is made available only to employees of, and the offer of the Company, and the offer of participation in the Plan is a private offering. The Optionee is not permitted to publicly offer any Shares acquired under the Plan in Turkey unless such public offering is approved by the Turkish Capital Markets Board in accordance with Turkish laws. The Shares are currently traded on the New York Stock Exchange, under the ticker symbol “[●]” and the Shares may be sold through this exchange.

Exchange Control Notice

If the Optionee remit funds out of Turkey in order to exercise the Options, the Optionee must remit such funds through a licensed financial intermediary institution in Turkey.

In certain circumstances, Turkish residents are permitted to sell Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Optionee should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.

OPTIONEES IN UNITED ARAB EMIRATES

Securities Law Notice

for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Optionee has any questions regarding the context of the Agreement, including the Addendum, or the Plan, the Optionee should obtain independent professional advice.

OPTIONEES IN THE UNITED KINGDOM

Tax Obligations

This provision supplements Section 8 of the Agreement:

Without limitation to Section 8 of the Agreement, the Optionee hereby agrees that the Optionee is liable for all Tax Related Items and hereby covenants to pay all such Tax Related Items, as and when requested by the Company, or the Employer, or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Optionee, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 8 of the Agreement.